Exhibit 99.1
JULY 28, 2023 BUSINESS UPDATE

Edison International | July 2023 Business Update 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification, which is required to benefit from certain provisions of California Assembly Bill 1054 (“AB 1054”); • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that AB 1054 does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, contractor performance, and cost overruns; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost or to maintain its customer funded self-insurance program, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

Edison International leads the transformation of the electric power industry

EDISON INTERNATIONAL®

Focused on opportunities in clean energy, advancing electrification, building a modernized and more reliable grid, and enabling customers' technology choices

SOUTHERN CALIFORNIA EDISON®

One of the nation's largest electric-only utilities, serving over 15 million residents in 50,000 square-mile service area



EIX's principal subsidiary, with ~$6 billion annual electric infrastructure investment opportunity

Growth driven by investment in strengthening and modernizing the grid and advancing California's aggressive climate goals

Wires-focused rate base, with limited power generation ownership (<20% of power delivered from owned generation)

EDISON energy®

Provides integrated sustainability, decarbonization, and energy solutions to commercial, institutional, and industrial customers

Customer base includes 27 of the Fortune 100

$27+ billion
Market capitalization
As of July 26, 2023

13,000+
Employees
Enterprise-wide

125,000+
Miles of SCE T&D lines

~$42 billion
SCE rate base

5.2 million
SCE customer accounts

Edison International | July 2023 Business Update

Energy for What's Ahead® 2

Edison International | July 2023 Business Update 3 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Thesis: Wires-focused utility with rate base growth aligned with state’s aggressive clean energy goals Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy-wide electrification Significant investment required to ensure the grid is reliable, resilient, and ready for widespread electrification Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk and climate adaptation needs Infrastructure replacement Electrification infrastructure 6–8% 2023–2028 rate base CAGR Target dividend payout of 45–55% of SCE core earnings

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX well positioned for a decarbonized future; no coal or gas LDC exposure and high electric sales growth potential

	UTY[1]	EEI Index[2]	EDISON INTERNATIONAL	
Electric-Only Utility & No Gas LDC Exposure (# of Companies)	5 of 20[1]	12 of 39	✔	**No stranded asset risk with increased electrification**
No Coal Generation Ownership (# of Companies)	7 of 21	10 of 39	✔	**No coal generation or contracts in SCE's portfolio**
100% Carbon-free Electricity by 2045[3,4] (# of Companies)	10 of 21	19 of 39	✔	**SCE's aggressive target is strongly aligned with California's net zero goal**
Electric Sales per Customer (MWh/year)[5]	13–40 *Avg: 24*	12–56 *Avg: 25*	**16**	**Relatively low per-customer usage will grow with electrification, which supports affordability**

1. PHLX Utility Sector Index (UTY) consists of 21 geographically diverse public utility stocks, including one water utility. Values shown include EIX. Total company count for "electric-only utility & no gas LDC exposure" excludes Constellation Energy, which does not have any regulated utility operations
2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX
3. Company counts reflect the number of companies with goals of net zero or carbon-free electricity targets by 2045 or sooner
4. For EIX, defined as 100% carbon-free electricity delivered to SCE customers in terms of retail sales by 2045
5. Refers to total customer base, including residential, commercial, and industrial customers. Based on latest available data for year ended 2022

Source: EIX research, S&P Capital IQ Pro

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainability at the core of Edison's vision to lead the transformation of the electric power industry

Committed to achieving net-zero GHG emissions by 2045.
Also have long-term ESG goals for clean energy, electrification, DEI, and safety

Environmental

2045 goals: **net-zero GHG emissions** across Scopes 1, 2, and 3; **100% carbon-free power delivered** (~45% in 2022)[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

SCE named to **SEPA 2023 Utility Transformation Leaderboard** for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committed to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**

Long-standing **community partnerships**, including $2.4 billion annual spend with diverse suppliers

Lowest system average rate among major California investor-owned utilities

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$20 million per year in philanthropic contributions with at least 80% going to diverse and underserved communities

Governance

Highest level governance score from ISS

Independent board chair since 2016; **1 of only 6 UTY companies with independent board chair**[2]

8 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ+ self-ID; gender parity for independent directors

50% of executive annual **incentive pay tied to safety & resiliency-related goals** for 2023

CPA-Zicklin "Trendsetter" with 100% score for political accountability and disclosure[3]

1. Net zero goal is enterprise-wide. Delivered power goal is SCE-specific and percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. UTY refers to the PHLX Utility Sector Index, which consists of 21 geographically diverse public utility stocks
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainable financing activities underscore strong link between strategy and financings

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories Included in Sustainable Financing Framework

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

Edison's Sustainable Financing Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris[2], second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE has issued $2.1 billion of sustainable bonds for eligible projects under the framework and $1.3 billion of green securitization bonds[3]

1. Excludes projects with GHG intensity above 100 gCO2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. Vigeo Eiris was acquired by Moody's Corporation in 2019 and has rebranded as Moody's ESG Solutions since providing their second-party opinion
3. Issued independent of Edison's Sustainable Financing Framework; Moody's ESG Solutions separately provided additional second-party opinions on offerings' alignment with ICMA's Green Bond Principles

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Edison International | July 2023 Business Update 7 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix California’s regulatory mechanisms provide revenue certainty Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to weather Balancing account established for incremental residential uncollectibles Forecast Ratemaking reduces regulatory lag Four-year GRC cycle with forward-looking test year and attrition year increases CPUC has historically authorized post-test year ratemaking mechanism that gives SCE opportunity to offset some inflationary price increases based on utility-specific indices Cost of capital proceedings on three-year cycle separate from GRC

CLEAN ENERGY TRANSITION LEADERSHIP

Edison International | July 2023 Business Update 9 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Reaching California’s 2045 GHG goals requires a near-complete transformation of energy use economy wide 1. AB 1279 became law on September 16, 2022, requiring California to be carbon neutral and to reduce anthropogenic GHG emissions by 85% from 1990 levels by 2045. Further analysis will need to be completed to determine the least-cost path to meet the 85% reduction goal 100% of grid sales with carbon-free electricity 80 GW of utility-scale clean generation 30 GW of utility-scale energy storage 30 GW of generation and 10 GW of storage from DERs, including 50% of single-family homes 30% of space and water heating to be electrified by 2030 70% of space and water heating to be electrified by 2045 Building electrification will increase load significantly by 2045—representing 15% of the total load 76% of light-duty vehicles need to be electric 67% of medium-duty vehicles need to be electric 38% of heavy-duty vehicles need to be electric Natural gas capacity provides a crucial role for reliability and affordability; however, consumption will decline 50% by 2045 40% of remaining gas will need to be low carbon fuels (e.g., biomethane, hydrogen) Edison is partnering with state and federal governments and with other stakeholders to advance policies that rapidly cut GHG emissions Sequestration can be achieved through additional natural resources or engineered solutions Emerging technologies and practices will be required to find the most economical method to remove carbon at this scale 1

Edison International | July 2023 Business Update 10 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Electricity sales required to be 100% carbon-free by 2045 Decarbonizing transportation sector, ~40% of GHG emissions, requires widespread electrification State’s commitment highlighted by requiring all new passenger vehicles sold to be zero-emission by 2035 and operations of MD/HD vehicles2 be zero-emission by 2045 Electrification of buildings and industrial processes also key factor Remaining emissions require offset or sequestration to reach carbon neutrality 1. Buildings and Other includes residential, commercial, and agriculture 2. Medium- and heavy-duty (MD/HD) vehicles shall be 100% zero-emission by 2045 where feasible, with the mandate going into effect by 2035 for drayage trucks Source: SCE’s Pathway 2045 analysis SCE is a catalyst for achieving California’s aggressive GHG and clean energy goals State Carbon Emissions Reduction Pathway California GHG Emissions, Annual million metric tons (MMT) – 100 200 300 400 2015 2020 2025 2030 2035 2040 2045 2050 80% by 2050 (86 MMT) Carbon Neutrality by 2045 (108 MMT) 40% by 2030 (260 MMT) Electricity Transportation Industrial Buildings and Other1 Achieving 80% GHG reduction by 2050 will require fuel use changes in all sectors

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Significant incremental grid investments required by 2045 to serve load growth and integrate renewables and storage

At least a third of incremental grid investment fits squarely within IOU jurisdictions

CAISO-wide grid investment in Pathway 2045 Balanced Scenario

~$75 billion
(2019$)


Transmission for Out-of-State Imports
ISO Interconnections
Local Capacity
Subtransmission
Distribution

CAISO Grid Investment 2031–2045

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO-wide investment required to address specific system needs

CAISO estimates $30 billion of transmission through 2040; ~$7 billion over next 10 years[1]
- Generally consistent with SCE's Pathway 2045 analysis

Upgrades at lower voltages clearly utility-owned; transmission may be competitively bid

Potential additional utility investment upside from storage where utilities are natural owners
- Pathway 2045 showed ~$54 billion[2] need for battery storage CAISO-wide

1. Source: CAISO 2022-2023 Transmission Plan approved on May 18, 2023, and CAISO Draft 20-year Transmission Outlook published January 31, 2022, which is long-range conceptual plan of the transmission grid in 20 years to provide context for and framing of issues in CAISO's 10-year Transmission Plan. The 20-year outlook is not a tariff-based project approval process that focuses on project approvals
2. In 2019 dollars under Balanced Scenario

Source: SCE's Pathway 2045 analysis. See Pathway 2045 Appendices for additional information on the analysis and its methodology

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Edison International | July 2023 Business Update 12 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix By 2045, a greater reliance on electricity, combined with population and economic growth, will result in a 60% increase in electricity sales from the grid Household savings driven by reduced gasoline consumption due to high market penetration of electric vehicles Improvements in equipment efficiency, energy efficiency, and demand response programs further reduce consumption A decarbonized, electrified world produces energy cost savings for an average household 1. Reflects annual energy costs using SCE data and does not account for the cost of equipment. Assumes average customer in 2045 would have electric vehicle, solar, and electric water and space heating Source: SCE’s Pathway 2045 analysis Annual residential household energy costs (2019$)1 2019 2045 Total energy cost for an average household decreases by about one-third by 2045 $3,130 $4,550 Home Solar Electricity Bill Home Gas Bill Gasoline

Edison International | July 2023 Business Update 13 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 0% 2% 4% 6% 8% 10% Mississippi West Virginia Alabama Kentucky Oklahoma Arkansas Wyoming Indiana South Dakota Louisiana Kansas Montana South Carolina Michigan Maine Tennessee North Dakota Georgia Missouri Connecticut Colorado Nebraska SCE Vermont Nevada Arizona Iowa Ohio Oregon North Carolina Rhode Island Wisconsin Florida Delaware New Mexico Illinois Washington Pennsylvania New Hampshire Idaho Virginia Massachusetts Minnesota New York Utah Maryland New Jersey Total 2022 energy share of wallet in SCE’s service area near median and can decrease with higher levels of electrification 1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census Bureau, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, gasoline price data from EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE’s Vehicle Technologies Office Figure of the Week #1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas 2. All rates include California Climate Credit 3. Sources: SCE Advice 5041-E effective June 1, 2023, PG&E Advice 6968-E effective July 1, 2023, SDG&E Advice 4129-E effective Jan. 1, 2023 26.4 30.9 38.5 SCE PG&E SDG&E 2022 Est. Avg. Residential Customer Share of Wallet (% of Income)1 +17% vs. SCE +46% vs. SCE For customers of Electricity Nat. Gas Gasoline large utilities in: …and among California IOUs, SCE has the lowest system average rate System Average Rate2,3 Cents per kWh Electricity and energy share of wallet in SCE’s service area are on par with those in other states…

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

~1 in 8 U.S. electric vehicles are in SCE's service area[1]

Current trajectory of **7.4 million EVs in CA** (2.7 million in SCE's area) by 2030, and need to achieve 7.5 million[2]

Represents **~10.7 million MWh of incremental load** in SCE's area by 2030 and **~50 million MWh by 2045**

Building Electrification

SCE has proposed **$677 million plan to accelerate adoption** of 250,000 heat pumps

State plans for ~$900 million in budgets over next 5 years for equitable building decarbonization; **IRA brings in excess of $22B** in tax credits and rebates nationwide[3]

Target to have **24 million residential heat pumps in California** by 2045

Represents **~2.2 million MWh of incremental load** in SCE's area by 2030 **~9.8 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~6 GW** of storage capacity

SCE constructing **~535 MW of utility-owned storage** to support reliability

Project **30 GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. As of April 2023. Source: DMV on data provided by EPRI
2. Based on SCE analysis. SCE's Pathway 2045 analysis estimates that 7.5 million light-duty EVs are needed by 2030 for California to meet its decarbonization target
3. Inflation Reduction Act of 2022

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's large suite of transportation electrification programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$200 Million
$ in Millions


EIX
$872
PCG
$414
NGG
$402
ED
$368
ES
$309
PEG
$293
SRE
$235
NEE
$207

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity-focused programs funded via California's LCFS program[1]

By 2027, SCE's offerings will have:

- Added ~30,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles
- Directly contributed to electrification of >550,000 vehicles with ~50% in disadvantaged communities

EIX/SCE received the prestigious Edison Electric Institute (EEI) Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs
Sources: EEI Electric Transportation Biannual State Regulatory Update (March 2023), SCE

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Edison International | July 2023 Business Update 16 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s future load growth is highly levered to EV adoption, a critical component of reaching state GHG goals 1. Includes both light duty and non-light duty EV load 2. As of April 2023. Source: DMV data provided by EPRI To date, ~1 in 8 U.S. electric vehicles are in SCE’s service area2 – ~437,000 EVs in SCE’s area2 SCE’s Charge Ready programs are expected to stimulate growth in EV adoption and the build out of charging infrastructure SCE’s programs include a focus on serving multi-family unit dwellings and disadvantaged communities State budget funding of ~$10 billion to accelerate zero-emission vehicles represents significant progress in helping spur adoption Electric vehicles in SCE’s service area added ~2,450 GWh of load in 2022 and could grow to 50,000+ GWh by 2045 0 10,000 20,000 30,000 40,000 50,000 60,000 2020 '25 '30 '35 '40 2045 Current Trajectory Pathway 2045 Trajectory Electric load from electric vehicles in SCE’s service area, GWh1

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is actively strengthening grid reliability to prepare for summer 2023 and beyond

Energy Storage	**~2 GW currently online** **Installed or procured ~6 GW of storage capacity** and must procure 2.5 GW more by 2028 **535 MW utility-owned storage** under construction
Demand Response	**Improving and implementing more demand response** programs for residential and business customers In 2022, **grew DR programs by 200 MW resulting in 1 GW** of available DR load going into summer 2023 – Includes **6 MW from Virtual Power Plants** New **pilot activities in program design, incentives, and communication technologies** to provide greater customer comfort
System & Procurement	Recently **upgraded transmission lines** in eastern desert, increasing ability to integrate and deliver more renewable energy Procuring additional power **above usual weather and demand forecasts** Advocating for **changes to Resource Adequacy program** to ensure CAISO-wide resources meet grid needs, and supporting discussions on potential Western regional market

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Energy for What's Ahead® 17

SCE WILDFIRE MITIGATION: APPROACH, PROGRESS, AND RESULTS

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is seeing numerous proof points and results from its substantial wildfire mitigation efforts since 2018

4,950+ MILES
OF COVERED CONDUCTOR



2 MILLION+
TRIMS AND REMOVALS IN HFRA



1 MILLION+
HFRA INSPECTIONS



1,660+ **WEATHER STATIONS**
180+ **HD CAMERAS**



71% fewer faults on fully covered circuits[1]

53% fewer tree-caused faults[2]

61% lower defect find rate[3]

90% visual coverage of HFRA

No ignitions due to failure of covered conductor

98% fewer structures destroyed in 2021-22 compared to 2017-18

92% fewer acres burned in 2021-22 compared to 2017-18

99% less PSPS outage time on frequently impacted circuits in 2022 compared to 2019

1. Measured by faults covered conductor is expected to mitigate per 100 circuit miles on fully covered circuits as compared to bare circuits from 2018-2022 in HFRA
2. Measured by average monthly tree caused circuit interruptions in HFRA in 2022 compared to the average from 2017-2019.
3. Measured as Total Defect Find Rate of Top Ignition Drivers (percentage of inspections) in 2022 as compared to 2019 (inception of program) for structures inspected every year

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's 2023–25 Wildfire Mitigation Plan (WMP) builds upon the accomplishments and lessons from the 2020–22 WMP

In 2023, SCE is building on and extending the work already accomplished:

- Continue hardening the grid, including transmission lines
- Ramp up targeted undergrounding in severe risk areas
- Continue reducing PSPS impacts, particularly with Access & Functional Needs customers
- Expand aerial fire suppression funding to year-round in 2023
- Further technological advancements

Grid Design & Hardening

Covered conductor & undergrounding

Fire-resistant poles

Protective devices & settings

Inspections

Aerial & ground

Vegetation Management

Line clearing, pole brushing, hazard tree assessments and remediations

Situational Awareness

Weather stations

Wildfire cameras

Fire spread modeling technology

Public Safety Power Shutoff

Critical care back-up batteries for eligible Medical Baseline customers

Community Resource Centers & Community Crew Vehicles to support during PSPS events

Aerial Fire Suppression

Continue partnership with local fire agencies

Advanced Technologies

Early Fault Detection, Rapid Earth Fault Current Limiter, Artificial Intelligence and Machine Learning

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Edison International | July 2023 Business Update 21 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix AB 10541 provides a strong regulatory construct for determining wildfire liability and cost recovery Established safety certification process and additional safety oversight Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until Office of Energy Infrastructure Safety acts on SCE’s request for a new safety certification Codified prudency standard that assumes utility prudency unless serious doubt created Provided a utility is “safety certified,” establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility’s control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted Established ~$21 billion Wildfire Insurance Fund to enhance liquidity Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage Currently ~$10 billion of assets, invested ~2/3 Treasury/Agency and ~1/3 corporate securities (Avg. credit rating of AA with average duration of 2.9 years)2 Caps utility liability exposure if utility found imprudent (SCE 2023 cap: ~$3.8 Bn) If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund Reimbursement capped if utility has valid safety certification.3 The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base4 1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019 2. Source: California Earthquake Authority Financial Report presented at the May 4, 2023 California Catastrophe Response Council meeting 3. And has not been found to have acted with conscious or willful disregard of the rights and safety of others 4. Excluding general plant and intangibles

Edison International | July 2023 Business Update 22 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix $2.0 $2.5 $2.9 $2.5 $2.6 $3.7 $4.1 2017-18 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 California has continued to increase investments in wildfire suppression and prevention 60+ aircraft make CAL FIRE’s fleet the largest civil aerial firefighting fleet in the world3 1. As initially enacted. Does not include subsequent Emergency Fund funding 2. Budgeted across departments and budget years Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE’s overall budget and the action in this reference 3. https://www.fire.ca.gov/programs/fire-protection/aviation-program/ 4. https://www.fire.ca.gov/stats-events/ CAL FIRE’s budget has doubled since 2017-18 CAL FIRE Enacted Budget by Budget Year, $ in Millions1 CAL FIRE’s staffing has increased by 74% since 2017-18 Thousands of CAL FIRE Budget Year Positions1 6.9 7.2 7.7 8.1 8.8 11.3 12.0 2017-18 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 State has proposed $2.7 billion over 4 years2 for Wildfire & Forest Resilience Strategy In 2022, state experienced 85% reduction in acres burned and 78% reduction in structures destroyed4

Edison International | July 2023 Business Update 23 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s tools and technology allow it to monitor real-time conditions to help inform operational decision-making 180+ cameras that provide visibility to about 90% high fire risk areas to monitor wildfire conditions Plan to increase coverage to nearly all of high fire risk areas by 2024 1,660+ weather stations that provide wind speed, humidity and temperature data Incorporating machine learning capabilities to enhance forecasts State-of-the-art software with high-resolution model that forecasts weather conditions down to <2 miles Millions of simulations run to determine risk, understand community impacts, and help strategize grid hardening Measuring vegetation moisture at 15 sampling sites biweekly to help determine fuel conditions Using data to train machine learning fuel moisture model to enhance operations Weather and Fire Spread HD Weather Stations Modeling Fuel Sampling Accessible to the public at sce.com/weatherstations Wildfire Camera Network Accessible to the public at www.alertwildfire.org

Edison International | July 2023 Business Update 24 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix https://www.edison.com/_gallery/ get_file/?file_id=634a0ff38ed7df0 e03e0e3a4&file_ext=.pdf&page_i d= Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks ~2.9 ~4.5+ ~0.7 Under-ground Covered Conductor Covered conductor is a very valuable tool to expeditiously and cost-effectively reduce wildfire risk specific to SCE. Undergrounding pursued for certain locations based on risk profile ~75–85% lower Click to view larger image Undergrounding considered where there is: • Communities of Elevated Fire Concern3 • High burn frequency • Limited egress • Wind speeds exceeding covered conductor PSPS thresholds • Exceptionally high potential consequence (>10,000 acres) • Operational feasibility Cost per Mile1 $ in Millions Avg. Implementation Time In Months 1. Based on data provided in SCE’s 2025 GRC 2. The Schedule phase includes verifying permits, obtaining easements, scoping and bundling work, and scheduling construction 3. Communities of Elevated Fire Concern defined as smaller geographic areas where terrain, construction, and other factors could lead to smaller, fast-moving fires threatening populated locations under benign (normal) weather conditions Chaparral (brushland) presents different primary risk factors than heavily forested areas Vegetation Type Evergreen Forest Deciduous Forest Broadleaved Forest Chaparral Grassland Desert Scrub Geography Cost to Implement Execution Speed Unique Factors Covered Conductor Under-ground Initiate ~2–3 ~2–3 Plan ~6–9 ~9–15 Schedule ~6–9 ~9–15 Execute ~2–3 ~5–15 Total 16–24+ 25–48+

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

SCE has made significant progress hardening the grid to keep its communities safe

Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area



~16,800
~900
Bare wire until hardened during routine work in least risky areas
~3,100
Future planned hardening
1,200
Targeted for 2023[1]
~4,400
Completed hardening 2018–2022—primarily covered conductor
~7,200
Distribution lines already underground
By end of 2023, ~76% of total distribution lines in HFRA expected to be hardened
Distribution Miles in HFRA

1. Up to 1,200 miles targeted for 2023. Approximately 575 miles completed year-to-date as of June 30, 2023

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Edison International | July 2023 Business Update 26 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Substantial progress in grid hardening — ~58% of overhead bare wire in SCE’s HFRA to be covered by end of 2023 Prioritizing riskier segments first, SCE expects to harden up to ~8,700 circuit miles of overhead distribution lines in HFRA by end of 2028 Circuit miles of hardened overhead distribution infrastructure1 1. Refers to circuit miles of overhead distribution infrastructure in SCE’s high fire risk areas (HFRA) 2. Subject to regulatory approval. SCE has requested funding for 2025–2028 in its 2025 GRC - 2,000 4,000 6,000 8,000 10,000 2018 '19 '20 '21 '22 '23 '24 '25 '26 '27 2028 Beyond current GRC cycle, SCE plans to proactively harden up to ~1,850 more miles 2025–2028 (next GRC cycle), which includes ~600 miles2 Continuing pace of ~1,200 miles per year, by end of 2021 GRC cycle, SCE expects to complete up to ~6,800 miles2 of covered conductor

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~85%[1,2]

SCE expects to further reduce risk and decrease need for PSPS with continued grid hardening

	Pre-2018[4]	Q2 2023	Estimated Risk Reduction	PSPS Contribution
Annual Risk of ≥$1.0 billion loss[3]	~5.2%	~0.8%	**~85% reduction** in estimated probability of accessing the Wildfire Fund	***Decreasing dependency on PSPS*** **~10%** of total risk reduction *vs. ~15% as of Q4 2022[4]*
Risk of ≥$3.5 billion drawn from Fund over 3 years[3]	~2.9%	~0.4%	**~85% reduction** in estimated probability of exceeding AB 1054 liability cap	

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, CPUC reportable ignitions from 2014–2022, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. Includes (i) total potential insured losses estimated by Moody's RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. "Fund" refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody's RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability
4. Moody's RMS's prior method of analysis regarding wildfire risk on the wildfire models has been updated at SCE's request to incorporate Moody's RMS's newly available climate change models, leading to adjustments to pre-2018 probabilities and in quantifying the current probabilities

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Covered conductor deployment has reduced SCE's use of PSPS for lowering wildfire risk

SCE's wildfire risk mitigation is differentiated by its speed of hardening its infrastructure

Estimated reduction in probability of losses from catastrophic wildfires compared to pre-2018 levels[1,2,3]


Current
85%
75–80%
65–70%
55–60%
55–60%
20%
Physical Mitigation
(Grid hardening (e.g., covered conductor), inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
(Contribution has declined from 100% to ~10%)
2018
2019
2020
2021
2022
Q2 2023

Cumulative miles of covered conductor installed:

2018	2019	2020	2021	2022	Q2 2023
~125	~495	~1,480	~2,980	~4,400	4,950+

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–2022, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years

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FINANCIAL INFORMATION

Edison International | July 2023 Business Update 30 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Capital deployment expected to increase in 2025–20281 Range Case2 $5.7 $5.7 $6.6 $6.7 $6.7 $6.4 $6.0 $6.2 $7.5 $8.0 $8.1 $7.7 2023 2024 2025 2026 2027 2028 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside CPUC GRC FERC Other Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission At least $2bn $2.3bn+ 1. Forecast for 2024 includes amounts requested in track 4 of SCE’s 2021 GRC. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations

Edison International | July 2023 Business Update 31 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Over 85% of SCE’s capital investments are in its distribution grid and essential to reliability, resiliency, and readiness objectives Distribution Non-distribution 29% 18% 14% 13% 11% 9% 3% 3% Infrastructure Replacement Wildfire Mitigation Load Growth & New Service Connections Inspections & Maintenance Other Distribution1 Transmission Generation Electrification >85% distribution grid SCE forecasts investing $38–43 billion from 2023 to 2028 to support SCE’s wildfire mitigation strategy and clean energy transformation in California Percentage of 2023–2028 capital plan 1. Includes utility-owned storage

Edison International | July 2023 Business Update 32 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE has obtained approvals of standalone applications for ~$3 billion of capex over past two rate case cycles 2018 2019 2020 2021 2022 2023 $252 million for medium & heavy-duty transportation electrification $314 million light-duty transportation electrification $407 million for Grid Safety & Reliability Program $1,000 million for utility owned storage projects $465 million for wildfire mitigation $435 million for Customer Service Re-Platform project Standalone application approvals of incremental capital spending during 2018 and 2021 GRC cycles Only capital expenditure components of CPUC decisions shown below Electrification $566 million capex Wildfire Mitigation $872 million capex Storage & Other $1,435 million capex

Edison International | July 2023 Business Update 33 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix GRC request supports ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects capital expenditure Range Case forecast $41.9 $44.3 $49.7 $53.3 $57.0 $60.9 2023 2024 2025 2026 2027 2028 CPUC GRC FERC Other ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 $41.6 $43.5 $48.0 $50.3 $52.6 $55.2 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission At least $2bn $2.3bn+

Edison International | July 2023 Business Update 34 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s long-term growth drivers highly aligned with California’s public policy goals Infrastructure Replacement Wildfire Mitigation Grid Modernization Electrification Energy Storage Transmission Safe, Reliable, and Affordable Electricity Service & Decarbonization of California

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ June 30	Recovery Through	Remaining Rate Recovery by Year: Q3–Q4 2023	2024	2025
✓	GRC Track 3	301	Sept. '25	67	134	100
✓	GRC Track 2	223	Feb. '25	67	134	22
✓	CSRP Track 1[1]	289	Dec. '25	100	87	102
✓	WEMA2	207	May '24	121	86	–
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	160	Dec. '23	160	–	–
✓	Residential Uncollectibles[2]	67	Feb. '25	37	26	4
	Total	**1,247**		**551**	**467**	**229**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year: Q3–Q4 2023	2024	2025
Wildfire Mitigation & Vegetation Mgmt.	327	12 months	–	327	–
2022 CEMA[3]	198	12 months	50	149	–
2021 CEMA[3]	132	12 months	33	99	–
Total	**657**		**83**	**575**	**–**

1. CSRP represents revenue requirement associated with approved capital. Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest in CEMA that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

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SCE will request CPUC cost recovery for 2017/2018 events, with first application targeted for August 2023

First application will be for TKM events[1]

Target filing in August

Expected request:

- ~$2 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - <u>TKM Application</u>: ~$1.30/month for average residential customer bill
  - System average rate sensitivity: *Less than* half a penny per kWh for each $1 billion of recovery (vs. current system average rate of 26.4¢/kWh)

Separate application for Woolsey

Substantial progress resolving claims

$ in Billions, as of June 30, 2023


8.8
Remaining[2]
0.6
Resolved
5.3
0.5
2.4
Cost recovery request of ~$6 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through June 30, 2023, including under the agreement with the Safety and Enforcement Division of the CPUC

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Edison International | July 2023 Business Update 37 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Oct. 1, 2022 Jan. 1, 2023 Apr. 1, 2023 Jul. 1, 2023 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE; also resets costs of debt and preferred if triggered ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured from Oct. 1 to September 30 If index exceeds 100 bps deadband from benchmark, authorized ROE changes by half the difference for 2024. Further, costs of debt and preferred are updated Benchmark value based on trailing 12 months average of Moody’s Baa index as of September 30, 2022 — 4.37% An average Moody's Baa utility bond yield of 4.05% or higher from July 20, 2023, through Sept. 30, 2023, would trigger mechanism to adjust upward CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Bond Index Rate (%), as of July 19, 2023 https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics Current Period Moving Average: 5.72% Current Spot Rate: 5.61% Minimum Avg. Rate to Trigger: 4.05% Benchmark: 4.37% Dead-band

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX and SCE committed to investment grade credit ratings

Long-term Issuer Rating and Outlook

As of July 28, 2023

	SCE	EIX
Moody's	**Baa1**	**Baa2**
	Stable	Stable
S&P	BBB	BBB
	Stable	Stable
Fitch	**BBB**	**BBB**
	Stable	Stable

Long-term Debt Maturities[1]

$ in Millions, as of June 30, 2023



EIX Parent
SCE
1,135
2,650
500
2,150
2,000
800
1,200
750
1,950
600
1,350
2,339
1,150
1,189
2023
2024
2025
2026
2027
2028

EIX and SCE **upgraded one notch by Moody's** in February and **upgraded one notch by Fitch in April,** reflecting decline in wildfire risk facing SCE

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%

Total liquidity of ~$3.7 billion[2]

Manageable long-term debt maturities

Credit strengths include:

- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. Excludes amortization of securitized bonds related to SCE's AB 1054 Excluded Capital Expenditures, short-term debt
2. As of June 30, 2023, ~$1.2 billion at EIX Parent & Other (cash on hand of $127 million and available credit facility of ~$1.1 billion) and ~$2.5 billion at SCE (cash on hand of $68 million and available credit facility of ~$2.4 billion)

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Edison International | July 2023 Business Update 39 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX & SCE have limited variable-rate exposure beyond 2023 Approximately $11 billion of the total ~$31 billion debt portfolio matures through 20281 SCE Wildfire Interest expense will be included in cost recovery applications SCE Operational Minimal exposure based on authorized cost of capital EIX Parent Outstanding Short- and Long-Term Debt Maturities (2023–2028)1 as of June 30, 2023, $ in Millions 735 - 900 - - 439 2023 2024 2025 2026 2027 2028 1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023 2. For variable rate debt, based on effective rates as of June 30, 2023 1,150 400 1,000 2,150 300 750 1,350 750 2023 2024 2025 2026 2027 2028 500 800 - 600 1,150 2023 2024 2025 2026 2027 2028 3.3% 0.7% 3.3% 3.2% 5.3% 3.7% 3.6% 4.8% 5.8% Wtd. Avg. Rate2 Fixed Rate 4.2% Variable Rate - 4.7% 5.3% 3.5%

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX reaffirms 2023 core EPS guidance of $4.55–4.85

EIX 2023 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023 YTD	2023 Guidance
Rate Base EPS	2.66	5.68
SCE Operational Variances	0.15	0.48–0.75
SCE Costs Excluded from Authorized	(0.29)	(0.71)
EIX Parent and Other		
Operational expense	(0.05)	(0.14)–(0.13)
Interest expense, preferred dividends (incl. dilution)	(0.37)	(0.76)–(0.74)
EIX Consolidated Core EPS	**$2.10**	**$4.55–4.85**
Share Count (in millions)[2]	*382.8*	*382.2*

Rate Base

	CPUC	FERC
Rate Base ($Bn)	$34.3	$7.7
Equity Ratio	52.00%	47.50%
ROE	10.05%	10.30%
EPS	$4.69	$0.99

Modeling Considerations

AFUDC	0.33
2022 CEMA decision true-up	0.14
Wildfire fund debt cost	(0.09)
Wildfire claims debt cost[1] *(to be requested for recovery)*	(0.44)
Exec. compensation not in rates	(0.18)

1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications
2. 2023 guidance share count reflects shares outstanding as of Dec. 31, 2022. Dilution from shares issued during 2023 are reflected in EIX Parent and Other. 2023 YTD results based on weighted average share count in Q2 2023

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

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Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 8.5% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]



+6.7%
+1.5%
4.63
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
0.35
0.15
(0.19)
4.94
(0.24)
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
4.70
Non-Core items 0.37
GAAP EPS 4.33
2022 Core EPS
Rate Base Earnings
SCE Operational Variances²
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest²
Incr. WF Claims Debt Interest³
2023 Core EPS Guidance (@ Midpoint)¹

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Significant portion of EIX 2023 financing plan accomplished early in the year, with strong investor support for offerings

EIX 2023 Debt Maturities

$ in Millions

$1,400

- $400 term loan due November ✓
- $600 term loan due April ✓
- $400 2.95% senior notes due March ✓

EIX 2023 Financing Plan Status[1]

As of June 30, 2023

- Expect to issue securities with $300–400 million of equity content:
  - In March, issued $500 million of junior subordinated notes *($250 million equity content[2])*
  - Expect to generate ~$100 million common equity via internal programs *($55 million complete YTD)*
- Expect to issue parent debt for remainder
  - In May, issued $600 million of senior unsecured debt @5.25%

1. Financing plans are subject to change
2. Equity content based on S&P methodology

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Edison International | July 2023 Business Update 43 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX has a strong track record of meeting or exceeding EPS guidance and growing dividend 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Cases, respectively 2. 2023 dividend annualized based on dividend declaration on December 8, 2022 0.80 2.95 2004 2023 Core EPS Guidance Performance Core EPS Relative to Guidance Range 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In-line 2009 Exceeded 2010 In-line 2011 Exceeded 2012 N/A1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In-line 2017 Exceeded 2018 N/A1 2019 In-line 2020 In-line 2021 Exceeded 2022 In-line 7.1% CAGR EIX has 19 consecutive years of dividend growth2 Dividends per Share (in Dollars)

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's operational excellence efforts are producing O&M savings for its customers

~$160 million *annually*

Insurance:
Wildfire Self-Insurance Program

- Expanded use of customer funded self-insurance in place since 2021
- Approved by CPUC in May
- Potential for greater long-term savings

~$55 million *Over GRC cycle*[1]

Work Planning:
Transformed Inspection Process

- ~216,000 HFRA structures inspected every year
- Combined ground and aerial inspections into single 360° inspection
- Reduces drive time, benefits safety, and improves quality

~$50 million *Over GRC cycle*[1]

Procurement:
Finding Ways to Buy Better

- Reevaluated healthcare benefit providers
- Switched vendors while maintaining level of employee benefits and service

1. Cumulative over 2025–2028

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS[3] *(based on capex levels)* 6.50–6.75	• CPUC ROE of 10.05% and FERC ROE 10.3% • Does not include potential upside from Cost of Capital Mechanism (~$0.28 EPS per 50bps change in CPUC ROE)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in EIX Parent and Other. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE of 10.05%

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Edison International | July 2023 Business Update 46 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX expects to continue 5–7% core EPS growth for 2025–20281 1. For 2025, represents the midpoint of the 2025 core EPS guidance range for $5.50–5.90 $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 1 Core driver for earnings trajectory is SCE’s strong rate base growth, driven by investing in the reliability, resilience, and readiness of the grid 2 2025–2028 core EPS growth achievable at current ROEs and projected interest rates 3 Stabilization of variables by 2025 allows for simplified growth story; opportunity to efficiently manage operational and financing costs to drive growth 4 For 2025 through 2028, we expect equity needs fulfilled using internal programs: ~$100 million/year 5–7% CAGR1 5 EPS guidance does not incorporate potential cost recovery for 2017/2018 Wildfire/Mudslide Events

Edison International | July 2023 Business Update 47 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex 5¢ AFUDC (~45¢/share) Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.05%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 60% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 85% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on July 26, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2023

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APPENDIX

Edison International | July 2023 Business Update 50 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Partners with market leaders to deliver on their strategic, financial, and sustainability goals by addressing carbon, cost, complex choices, and creating energy justice across communities Provide independent, expert advice and services Using an integrated approach to design and implement strategic energy roadmaps for clients to achieve the right sustainability, performance, and cost outcomes for their organizations Deliver comprehensive data-driven portfolio solutions Provides individualized strategies across sustainability, renewables, energy optimization, energy supply, transportation electrification, and analytics Serve large-scale, global customer base Clients include 27 of the Fortune 100 Offices in North America and Europe — serving customers in 30+ countries globally Helped customers execute renewable energy agreements totaling 1.5 GW in 2022, bringing total offsite procurement to 10.6+ GW Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts Edison Energy enables organizations to address key industry challenges

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

SCE Key Regulatory Proceedings

	Proceeding	Description and *Next Steps*
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024) *Settlement in principle reached with intervenors. Agreement to be filed with CPUC*
	Capital Structure Waiver (A.22-04-010)	Extension of waiver period for exclusions related to 2017/2018 events *Proposed decision that would extend waiver can be voted on as soon as August 31, 2023*
	2025 GRC (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 General Rate Case *Awaiting scoping memo*
Wildfire	**Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M *Rebuttal testimony due in August; Briefs due in September; PD scheduled for Q4 2023*
	2022 CEMA (A.22-03-018)	Request recovery of costs associated with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM *Awaiting proposed decision*
	2023 WMP (2023-2025-WMPs)	New 3-year Wildfire Mitigation Plan covering 2023–2025 *Awaiting completion of review by Office of Energy Infrastructure Safety*

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Edison International | July 2023 Business Update 52 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s proposed schedule for its 2025 GRC would result in a final decision in December 2024 Event SCE Proposal ✓ Application Filed Complete ✓ Mandated Workshop Complete ✓ Protests and Responses to Application Complete ✓ Pre-hearing Conference Complete Scoping Memo of Assigned Commissioner 8/15/2023 Public Participation Hearings TBD Public Advocates Office and Other Intervenor Direct Testimony 12/15/2023 SCE Supplemental Testimony on Palo Verde Nuclear Generation Station 12/22/2023 Concurrent Rebuttal Testimony 1/30/2024 Mandatory Meet & Confer 2/9/2024 Evidentiary Hearings 2/26–3/15/2024 Update Testimony 3/29/2024 Hearings on Update Testimony 4/10–4/12/2024 Opening Briefs 4/22/2024 Joint Comparison Schedule 4/22/2024 Reply Briefs 5/13/2024 Status Conference 8/5/2024 Proposed Decision 11/1/2024 Final Decision 12/2/2024 52

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison's near-term debt maturities are manageable

Currently Outstanding Debt Maturities (2023–2028)[1]

$ in Millions, as of June 30, 2023

	2023	2024	2025	2026	2027	2028
Variable Rate (SOFR+)						
SCE: Wildfire Claims	–	1,000	–	–	–	–
Total Variable Rate	**–**	**1,000**	**–**	**–**	**–**	**–**
Fixed Rate						
SCE: Operational	735	–	900	–	–	439
SCE: Wildfire Claims	400	1,150	300	750	1,350	750
EIX Parent	–	500	800	–	600	1,150
Total Fixed Rate	**1,135**	**1,650**	**2,000**	**750**	**1,950**	**2,339**
Total Debt[1]						
SCE: Operational	735	–	900	–	–	439
SCE: Wildfire Claims	400	2,150	300	750	1,350	750
EIX Parent	–	500	800	–	600	1,150
Total Debt	**1,135**	**2,650**	**2,000**	**750**	**1,950**	**2,339**

SCE will seek cost recovery of claims settlements and associated interest[2]

1. Does not include commercial paper borrowings or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023. The company may choose to remarket the bonds at that time. The bonds mature in 2033
2. Refers to CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance. Excludes insurance recoveries, FERC recoveries, and other ineligible amounts. SCE will include interest on debt issued to finance claims payments in recovery requests

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Edison International | July 2023 Business Update 54 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2021J 400 8/1/23 0.700% 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2023C 400 6/1/26 4.900% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2022E 350 6/1/52 5.450% Total $6,050 Annualized Interest1: ~$244 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of June 30, 2023 Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – CPUC has issued a proposed decision that would extend SCE’s waiver for two years (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/ Mudslide Events 1. Pre-tax. Based on SOFR of 5.27% as of June 30, 2023

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International

	Midpoint of Guidance Range 2023	2022
Basic EPS	**$ 4.33**	**$ 1.61**
Non-Core Items		
SCE		
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.28)	(3.27)
Wildfire Insurance Fund expense	(0.27)	(0.56)
2021 NDCTP probable disallowance	(0.08)	—
Customer cancellations of certain ECS data services	(0.04)	—
Upstream Lighting Program decision	—	(0.21)
Impairments[1]	—	(0.16)
Employment litigation matter, net of recoveries	0.03	(0.06)
Organizational realignment charge	—	(0.04)
Sale of San Onofre nuclear fuel	—	0.03
Income tax benefit[2]	0.18	1.17
EIX Parent & Other		
Customer revenues for EIS insurance contract, net of claims	0.12	0.09
Income tax expense[2]	(0.03)	(0.01)
Less: Total non-core items	*(0.37)*	*(3.02)*
Core EPS	**$ 4.70**	**$ 4.63**

1. Impairment charges of $(0.16) recorded in 2022 include $(0.12) related to CSRP settlement and $(0.04) related to GRC track 3 final decision
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20%

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Edison International | July 2023 Business Update 56 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Low High Basic EIX EPS $4.18 $4.48 Total Non-Core Items1 (0.37) (0.37) Core EIX EPS $4.55 $4.85 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2023 EPS Attributable to Edison International

Edison International | July 2023 Business Update 57 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com